Exhibit 10.76

                             FLEMING COMPANIES, INC.

                 2001 CORPORATE OFFICER LONG-TERM INCENTIVE PLAN

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                             FLEMING COMPANIES, INC.
                 2001 CORPORATE OFFICER LONG-TERM INCENTIVE PLAN

                                Table of Contents
                                                                      Page
                                                                      ----
ARTICLE I. Purpose .................................................... 1

1.1      Purpose ...................................................... 1
1.2      Establishment ................................................ 1
1.3      Stock Units Subject to the Plan .............................. 1

ARTICLE II. Definitions ............................................... 1

2.1      "Account" .................................................... 1
2.2      "Affiliated Entity" .......................................... 1
2.3      "Award" ...................................................... 1
2.4      "Award Agreement" ............................................ 1
2.5      "Award Period" ............................................... 1
2.6      "Base Amount" ................................................ 2
2.7      "Beneficiary" ................................................ 2
2.8      "Board" ...................................................... 2
2.9      "Change of Control Event" .................................... 2
2.10     "Code" ....................................................... 3
2.11     "Committee" .................................................. 3
2.12     "Common Stock" ............................................... 3
2.13     "Company" .................................................... 3
2.14     "Date of Grant" .............................................. 4
2.15     "Earnings" ................................................... 4
2.16     "Earnings Per Share" ......................................... 4
2.17     "Eligible Associate" ......................................... 4
2.18     "Exercise Date" .............................................. 4
2.19     "Expiration Date" ............................................ 4
2.20     "Extraordinary Charge Items" ................................. 4
2.21     "Extraordinary Revenue Items" ................................ 4
2.22     "Fair Market Value" .......................................... 4
2.23     "Participant" ................................................ 4
2.24     "Plan" ....................................................... 5
2.25     "Stock Appreciation" ......................................... 5
2.26     "Stock Units" ................................................ 5
2.27     "Subsidiary" ................................................. 5
2.28     "Target" ..................................................... 5
2.29     "Vesting Date" ............................................... 5
2.30     "Year" ....................................................... 5

ARTICLE III. Administration ........................................... 5

3.1      Administration of the Plan ................................... 5
3.2      Committee to Make Rules and Interpret Plan ................... 6

ARTICLE IV. Grant of Awards ........................................... 6

4.1      Committee to Grant Awards to Eligible Associates ............. 6

ARTICLE V. Eligibility ................................................ 6

ARTICLE VI. Awards .................................................... 6

6.1      Grant of Awards .............................................. 6
6.2      Conditions of Awards ......................................... 6

ARTICLE VII. Stock Adjustments ........................................ 8

ARTICLE VIII. General ................................................. 8

8.1      Amendment or Termination of Plan ............................. 8
8.2      Termination of Employment .................................... 8
8.3      No Transferability ........................................... 9
8.4      No Trust ..................................................... 9
8.5      Withholding Taxes ............................................ 9
8.6      Change of Control ............................................ 9
8.7      Amendments to Awards ......................................... 9
8.8      Regulatory Approval and Listings .............................10
8.9      No Part of Other Plans .......................................10
8.10     Right to Continued Employment ................................10
8.11     Reliance on Reports ..........................................10
8.12     Obligations Binding Upon Successors ..........................10
8.13     Construction .................................................10
8.14     Governing Law; Severability ..................................10
8.15     Consent to Plan Terms ........................................10
8.16     Information Required of Participants .........................10
8.17     Benefits Payable to Incompetents .............................10

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                             FLEMING COMPANIES, INC.
                 2001 CORPORATE OFFICER LONG-TERM INCENTIVE PLAN

                                   ARTICLE I.
                                     Purpose

     1.1 Purpose. This 2001 Corporate Officer Long-Term Incentive Plan (the "Plan") is established by Fleming Companies, Inc. (the "Company") to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for granting Awards of Stock Units to Eligible Associates subject to the conditions set forth in the Plan.

     1.2 Establishment. The Plan is effective as of February 27, 2001 and for a period of ten years thereafter. The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

     1.3 Stock Units Subject to the Plan. Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of Four Million (4,000,000) Stock Units.

                                  ARTICLE II.
                                  Definitions

     2.1 "Account" means the which will be credited the Participant's Award of Stock Units as well as any appreciation or depreciation attributable to the Common Stock represented by the Stock Units and any equivalent dividends declared on the Common Stock.

     2.2 "Affiliated Entity" means any partnership or limited liability company in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

     2.3 "Award" means, individually or collectively, any Award granted under the Plan to an Eligible Associate by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise. For the purpose of this Plan, the term "Award" shall only mean the amount of Stock Appreciation attributable to the Stock Units subject to the Award at the applicable Exercise Date.

     2.4 "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

     2.5 "Award Period" shall mean a fixed period of time commencing with the Date of Grant and ending on the first to occur of (i) the Exercise Date or (ii) Expiration Date of the Award as provided in the Award Agreement.

     2.6 "Base Amount" means the Fair Market Value of each Stock Unit on the Date of Grant of the Award.

     2.7 "Beneficiary" means the person or entity designated by the Participant to receive his vested Award in the event of the death of the Participant.

     2.8 "Board" means the Board of Directors of the Company.

     2.9 "Change of Control Event" means each of the following:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more (the "Triggering Percentage") of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, in the event the "Incumbent Board" (as such term is hereinafter defined) pursuant to authority granted in any rights agreement to which the Company is a party (the "Rights Agreement") lowers the acquisition threshold percentages set forth in such Rights Agreement, the Triggering Percentage shall be automatically reduced to equal the threshold percentages set pursuant to authority granted to the board in the Rights Agreement; and provided, further, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (x), (y), and (z) of subsection (c) of this Section 2.9; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, appointment or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Approval by the shareholders of the Company of a reorganization, share exchange, merger or consolidation or acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination will beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction will own the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or, (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation will have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company.

     2.10 "Code" means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     2.11 "Committee" means the Compensation & Organization Committee of the Board.

     2.12 "Common Stock" means the common stock, par value $2.50 per share, of the Company, and after substitution, such other stock as shall be substituted therefor as provided in Article VII.

     2.13 "Company" means Fleming Companies, Inc., an Oklahoma corporation.

     2.14 "Date of Grant" means the date on which the granting of an Award to an Eligible Associate is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

     2.15 "Earnings" shall mean, for the Year of determination of an Award, the consolidated gross revenues of the Company (excluding Extraordinary Revenue Items) computed in accordance with GAAP, consistently applied, from which shall be deducted an amount for such period equal to the aggregate of all consolidated costs, expenses and other charges for such period (excluding Extraordinary Charge Items) and income taxes for such period computed in accordance with GAAP, consistently applied.

     2.16 "Earnings Per Share" shall mean, for the applicable Year of determination of an Award, Earnings divided by the weighted average shares outstanding for a fully diluted earnings per share calculation as determined in accordance with GAAP consistently applied.

     2.17 "Eligible Associate" means any key associate of the Company, a Subsidiary, or an Affiliated Entity who is classified as an officer of any such entities, in accordance with the Company's policies.

     2.18 "Exercise Date" means the date on which the Participant elects to exercise his Stock Units as provided in Article VI hereof.

     2.19 "Expiration Date"means the date the Award will expire and be cancelled as provided in the Award Agreement.

     2.20 "Extraordinary Charge Items" means for the Year of determination of an
Award: (i) expense items and other charges as determined extraordinary in accordance with GAAP, consistently applied, as shall appear on the consolidated earnings statements of the Company for such Year; and (ii) expense items and other charges the Committee considers non-operating and by nature unusual or infrequent.

     2.21 "Extraordinary Revenue Items"means for the Year of determination of an
Award: (i) revenue items determined as extraordinary in accordance with GAAP, consistently applied, as shall appear on the consolidated earnings statements of the Company, and (ii) revenue items the Committee considers non-operating and by nature unusual or infrequent.

     2.22 "Fair Market Value" means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the Nasdaq/ National Market System, the average of the highest and lowest sales prices of the Common Stock as reported by such stock exchange or exchanges or the Nasdaq/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the Nasdaq/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon an established stock exchange or the Nasdaq/National Market System, the mean between dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

     2.23 "Participant" means an Eligible Associate of the Company, a Subsidiary, or an Affiliated Entity to whom an Award has been granted by the Committee under the Plan.

     2.24 "Plan" means Fleming Companies, Inc. 2001 Corporate Officer Long-Term Incentive Plan.

     2.25 "Stock Appreciation" means the difference between the Fair Market Value of each Stock Unit and the Base Amount for each Stock Unit on the Exercise Date.

     2.26 "Stock Units" means those monetary units which may be granted to Participants pursuant to Article IV hereof, which represent a like number of shares of Common Stock.

     2.27 "Subsidiary" shall have the same meaning set forth in Section 424 of the Code.

     2.28 "Target" means the Earnings Per Share goal established by the Committee which must be attained or exceeded in the Year immediately prior to the applicable Vesting Date.

     2.29 "Vesting Date" means the date on which the Participant satisfies all the requirements to earn/vest in a non-forfeitable right to the Stock Appreciation attributable to the Stock Units subject to the Award which may be paid to the Participant on the Exercise Date.

     2.30 "Year" means the fiscal Year of the Company.

                                  ARTICLE III.
                                 Administration

     3.1 Administration of the Plan. The Plan shall be administered by the Committee. Unless otherwise provided in the by-laws of the Company or the resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee.

          Subject to the provisions of the Plan, the Committee shall have exclusive power to:

          (a) Select the Eligible Associates to participate in the Plan.

          (b) Determine the time or times when Awards will be made.

          (c) Determine the number of Stock Units subject to the Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee in its sole discretion.

          (d) Accelerate the vesting, exercise or payment of an Award or the performance requirements or period of an Award.

          (e) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

     3.2 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

                                  ARTICLE IV.
                                Grant of Awards

     4.1 Committee to Grant Awards to Eligible Associates. The Committee may, from time to time, grant Awards to one or more Eligible Associates. Provided, however, the aggregate number of Stock Units (and/or shares of Common Stock to which the Stock Units relate) made subject to an Award to any Eligible Associate in any calendar year may not exceed 300,000. Any Stock Units related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the payment of the Stock Appreciation shall be available again for grant under the Plan. The Committee shall from time to time establish guidelines for the grant of Awards to Eligible Associates.

                                   ARTICLE V.
                                  Eligibility

     Subject to the provisions of the Plan, the Committee shall, from time to time, select from the Eligible Associates those to whom Awards shall be granted and shall determine the type or types of Awards to be made and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

                                  ARTICLE VI.
                                     Awards

     6.1 Grant of Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Awards to Eligible Associates. Each grant of an Award shall be evidenced by an Award Agreement executed by the Company and the Eligible Associate, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 6.2.

     6.2 Conditions of Awards. Each Award so granted shall be subject to the following conditions:

          (a) Minimum Vesting Requirements. Except as otherwise specifically provided in the Plan, Awards granted will vest on the applicable Vesting Date based upon the Participant's continued employment to such date and attainment of specified performance objective(s) established by the Committee which objective(s) may include attainment of a specified threshold level of Earnings Per Share of Common Stock (Target) for the Year immediately prior to the applicable Vesting Date. Vesting shall be limited in such a way that (i) no portion of the Award will vest until one year after the Date of Grant, (ii) no more than one-third of the shares subject to the Award is eligible to vest until one year after Date of Grant; (iii) no more than two-thirds of the shares subject to the Award is eligible to vest until at least two years after Date of Grant and (iv) the entire Award cannot vest until at least three years after Date of Grant.

          (b) Forfeiture of Award. Until occurrence of the applicable Vesting Date, and except as provided in the Plan, a Participant's Award will be forfeited upon the failure to (i) remain in the employ of the Company, Subsidiary or Affiliated Entity and (ii) attain the required performance goals such as Earnings Per Share (Target) for the applicable Year.

          (c) Base Amount. Each Award shall state the Base Amount which shall be set by the Committee at the Date of Grant; provided, however, no Award shall be granted at a Base Amount which is less than the Fair Market Value of the Common Stock on the Date of Grant.

          (d) Stock Units. Stock Units are granted in the form of Stock Units equivalent to the Fair Market Value of the shares of Common Stock represented by the Award. No stock certificates shall be issued with respect to such Stock Units, but the Company shall maintain an Account in the name of the Participant to which such Stock Unit shall relate. No voting rights or other stock ownership rights shall apply to such Stock Units. Each such Stock Unit shall represent the right to receive on the Exercise Date a cash payment equal to the Stock Appreciation.

          (e) Exercise of Award. Awards granted under the Plan (and which become exercisable only after attainment of the requirements for vesting) shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as provided in the Award Agreement. Exercise of an Award shall be by written notice to Scott Northcutt, Senior Vice President
     - Human Resources at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Upon the exercise of an Award, the same number of the underlying Stock Units which are exercised shall be surrendered and cancelled, and the Participant shall have no further right or interest (including future Stock Appreciation or dividend equivalents) in such exercised Stock Units of any nature whatsoever.

          (f) Dividends and Dividend Equivalents. If during the Award Period cash dividends or other cash distributions are paid with respect to shares of Common Stock, the Committee may provide Agreement that a similar amount shall be credited to the Participant's Account, and the Participant shall be entitled to receive on the Exercise Date a cash payment equal to the cash dividends or cash distributions that he would have received if the Stock Units had been granted in the form of shares of Common Stock rather than Stock Units equivalent thereto. If, during the Award Period, shares of Common Stock or other securities or property are distributed with respect to Common Stock, the Committee may provide in the Award Agreement that additional Stock Units equivalent to such shares, securities or property shall be added to the Participant's Account as additional Stock Units and shall be subject to all other limitations and restrictions imposed upon the underlying Stock Units.

          (g) Term of Award. The term of each Award shall not exceed five years from the Vesting Date. If a Participant fails to exercise an Award within five years from the Vesting Date which is the Expiration Date, the Award will be deemed exercised on such Expiration Date, and will result in the automatic payment of the Award and any cash dividends or distributions attributable to such Award on the applicable Expiration Date.

          (h) Beneficiary Designation. In the event of the death of a Participant during the Award Period, then, the portion of the Participant's Award with respect to which Vesting Dates have occurred together with any cash payments allocated to his Account by Section (f) above shall be paid to the then surviving Beneficiary designated by the Participant, and if there is no Beneficiary then surviving, then such benefits will automatically be paid to the estate of the Participant.

          (i) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Award;
     (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Awards before they may be exercised; (iii) conditions under which such Awards may be subject to forfeiture; (iv) the frequency of exercise of the Award; (v) the achievement by the Company of specified performance criteria; and (vi) non-compete and protection of business matters.

          (j) Shareholder Rights. No Participant shall have a right as a shareholder prior to or after the exercise of the Award.

                                  ARTICLE VII.
                               Stock Adjustments

     In the event of any change in the outstanding shares of Common Stock of the Company by reason of an issuance of additional shares, recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the Committee shall proportionately adjust, in an equitable manner, the number of Stock Units held in the Participants' Accounts under the Plan. The foregoing adjustment shall be made in a manner that will cause the relationship between the aggregate appreciation in outstanding Common Stock and earnings per share of the Company and the increase in value of each Stock Unit granted hereunder to remain unchanged as a result of the applicable transaction.

                                 ARTICLE VIII.
                                    General

     8.1 Amendment or Termination of Plan. The Committee may alter, suspend or terminate the Plan at any time. In addition, the Committee may, from time to time, amend the Plan in any manner. However, no such termination or amendment shall adversely affect a Participant's rights under the Plan with respect to any Award which has been made without the affected Participant's written consent. Any such alteration, amendment, suspension or termination of the Plan shall be prospective only.

     8.2 Termination of Employment. Except as provided herein, upon termination of employment, all vested/earned amounts of Stock Appreciation attributable to the Stock Units in an Award (including any unpaid dividend equivalents accrued on the foregoing) shall be paid to the Participant (or his Beneficiary in the case of death) as soon as administratively practical. If an Eligible Associate's employment with the Company, a Subsidiary, or an Affiliated Entity terminates for a reason other than death, disability, retirement, or any approved reason, all unearned and nonvested Awards, including, but not by way of limitation, all unpaid dividend equivalents accrued on the foregoing, shall be cancelled and forfeited, as the case may be, unless the Eligible Associate's Award Agreement provides otherwise. The Committee shall determine what events constitute disability, retirement, or termination for an approved reason for purposes of the Plan. The Committee may, at is discretion, provide for the acceleration of the vesting of an unvested Award in the event of an Eligible Associate's death, disability, retirement, or termination for an approved reason.

     8.3 No Transferability. No right or benefit under this Plan shall be subject in any manner to garnishment, attachment, anticipation, alienation, sale, transfer, assignment, gift, pledge, encumbrance, or disposition, hypothecation, levy, execution or the claim to creditors, either voluntarily or involuntarily of the Participant, and any attempt to so garnish, attach, anticipate, alienate, sell, transfer, assign, gift, pledge, encumber, dispose, hypothecate, levy or execute on the same shall be null and void, and neither shall such benefits or beneficial interest be liable or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such funds are payable.

     8.4 No Trust. No action under this Plan by the Company, a Subsidiary, or an Affiliated Entity shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant, his Beneficiary, or any other persons otherwise entitled to his/her Award. The status of the Participant and his Beneficiary with respect to any liabilities assumed by the Company, a Subsidiary or an Affiliated Entity hereunder shall be solely those of unsecured creditors of the Company, Subsidiary or Affiliated Entity (if such entity is the employer of the Participant). Any asset acquired or held by the Company, Subsidiary or Affiliated Entity in connection with the liabilities assumed hereunder, shall not be deemed to held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or his Beneficiaries, or to be security for the performances or obligations of the Company, any Subsidiary or Affiliated Entity, but shall be, and remain a general, unpledged, unrestricted asset of the Company, the Subsidiary, or the Affiliated Entity (whichever is the employer of the Participant) at all times subject to the claims of the general creditors of the Company, any Subsidiary, or Affiliated Entity (whichever is the employer of the Participant).

     8.5 Withholding Taxes. Unless otherwise paid by the Participant, the Company shall be entitled to deduct from any payment under the Plan (including Stock Appreciation or dividend equivalents, if any), the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.

     8.6 Change of Control. Awards granted under the Plan to any Eligible Associate may, in the discretion of the Committee, provide that such Awards shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

     8.7 Amendments to Awards. The Committee may at any time unilaterally amend the terms of any Award Agreement, whether or not presently exercisable or vested, to the extent it deems appropriate; provided, however, that any such amendment which is adverse to the Participant shall require the Participant's consent.

     8.8 Regulatory Approval and Listings. The Company shall use its best efforts to comply with all applicable laws and regulations with regard to the establishment and operation of the Plan.

     8.9 No Part of Other Plans. The benefits provided under this Plan shall not be deemed to be a part of or considered in the calculation of any other benefit provided by the Company, any Subsidiary or Affiliated Entity to its Eligible Associates. The Company assumes and shall have no obligation to Eligible Associates except as expressly provided in the Plan. This Plan is a complete statement of the terms and conditions of the Plan.

     8.10 Right to Continued Employment. Participation in the Plan shall not give any Eligible Associate any right to remain in the employ of the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity, reserves the right to terminate any Eligible Associate at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Associate or any other individual any right to be selected as a Participant or to be granted an Award.

     8.11 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

     8.12 Obligations Binding Upon Successors. The obligations of the Company under this Plan shall not be binding upon successors of the Company, its assigns and transferees.

     8.13 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan rather than such title or heading shall control.

     8.14 Governing Law; Severability. The validity of the Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of Texas. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

     8.15 Consent to Plan Terms. By electing to participate in this Plan, a Participant shall be deemed conclusively to accept and consent to all the terms of this Plan and to all actions and decisions of the Company and/or Board. Such terms and consent shall apply to and be binding upon each Participant's Beneficiary or Beneficiaries, personal representative's and other successors in interest.

     8.16 Information Required of Participants. Payment of Awards shall be made as provided in this Plan and no formal claim shall be required therefor.

     8.17 Benefits Payable to Incompetents. Any benefits payable hereunder to a minor or other person under legal disability may be made, at the discretion of the Committee, (i) directly to such person, or (ii) to a parent, spouse, relative by blood or marriage, or the legal representative of such person. The Committee shall not be required to see to the application of any such payment, and the payee's receipt shall be a full and final discharge of the Committee's responsibility hereunder.